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                                                                      EXHIBIT 24


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (file Nos. 33-89582, 333-07003, 333-16209 and 333-30727).
It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                       ARTHUR ANDERSEN LLP


     Boston, Massachusetts
     March 3, 1998